EXHIBIT 10(f)
                                  -------------

                                  MORTGAGE NOTE

$632,139.37                                       December 8th, 1997

         FOR VALUE RECEIVED, WILBUR F. BRESLIN, an individual residing at 3 Forte Drive, Old Westbury, New York 11568 (herein called "Maker") promises to pay to the order of COLONIAL COMMERCIAL CORP., having an address at 3601 Hempstead Turnpike, Levittown, new York 11756-1315 or at the option of the legal holder of this Note (herein called a "Noteholder"), at such other place as said holder shall designate in writing, in coin or currency which at the time of the payment is legal tender for public and private debts in the United States, the principal sum of SIX HUNDRED THIRTY-TWO THOUSAND ONE HUNDRED THIRTY-NINE DOLLARS and 37/100 ($632,139.37) with interest thereon, at the rate of nine (9%) percent per annum, to be computed from December 8, 1997 until payment in full of this Note, which principal and interest shall be due and payable a hereinafter set forth.

         1. Maker shall pay the following semi-annual payments in reduction of principal:

                  A. (i) on June 8, 1998, the sum of Seventy-Nine Thousand Seventeen Dollars and 42/100 ($79,017.42);

                     (ii) on December 8, 1998, the sum of Seventy-Nine Thousand Seventeen Dollars and 42/100 ($79,017.42);

                     (iii) on June 8, 1999, the sum of Seventy-Nine Thousand Seventeen Dollars and 42/100 ($79,017.42);

                     (iv) on December 8, 1999, the sum of Seventy-Nine Thousand Seventeen Dollars and 42/100 ($79,017.42);

                     (v) on June 8, 2000, the sum of Seventy-Nine Thousand Seventeen Dollars and 42/100 ($79,017.42);

                     (vi) On December 8, 2000, the sum of Seventy-Nine Thousand Seventeen Dollars and 42/100 ($79,017.42);

                     (vii) on June 8, 2001, the sum of Seventy-Nine Thousand Seventeen Dollars and 42/100 ($79,017.42);

                  B. The remaining unpaid principal balance of Seventy-Nine Thousand Seventeen Dollars and 43/100 ($79,017.43), together with all accrued and unpaid interest, shall be due and payable,


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in one lump sum, on December 8, 2001. The said date of December 8, 2001 or such earlier date that the indebtedness evidenced by this Note shall become due and payable, by acceleration or otherwise, is herein referred to as the "Maturity Date".

         2. Interest on the unpaid principal balance shall be due and payable simultaneously with each of the aforesaid semi-annual principal payments as set forth in paragraph 1A and 1B. Interest will be calculated on a three hundred sixty (360) day year.

         3. The indebtedness evidenced hereby may be prepaid in whole or in part at any time without penalty. Any partial prepayments shall be applied in the following order:

                  A. (i) in payment of any all costs, expenses or disbursements, incurred under this Note or the "Mortgage", as herein defined, or incurred under any of the other "Loan Documents", as herein defined, including without limitation, reasonable attorneys' fees;

                     (ii) in payment of accrued and unpaid interest;

                     (iii) in reduction of the principal balance payable to be applied in inverse order of the semi-annual payments payable pursuant to paragraphs 1A and B, so as not to interrupt the consecutive payment of the aforesaid semi-annual principal payments payable pursuant to paragraph 1.

                  B. Notwithstanding the foregoing, in the event that Colonial shall receive any payments pursuant to that certain Stipulation Imposing Charging Orders of even date, that Assignment of even date made by Wilbur F. Breslin, Kandor Realty Management Inc. and Breslin Realty Development Corp. in favor of Colonial and/or that certain Assignment Regarding Partition Action of even date, then any such payments shall be applied to the indebtedness evidenced and secured by, among other things, this Note and the Mortgage as follows: (I) first, in payment of any and all costs, expenses or disbursements incurred under this Note, the Mortgage, the Guaranty of Note and Mortgage of even date, such Stipulation Imposing Charging Orders, such Assignments or incurred under any other Loan Documents, as herein defined, including without limitation, reasonable attorneys' fees; (ii) next, in payment of accrued and unpaid interest; and (iii) next, in reduction of the principal amount of the immediately following semi-annual installments payable pursuant to this Note and the Mortgage.

         4. If any installment under this Note, whether principal, interest or otherwise, is not paid within ten (10) days of its due date, then Maker shall pay a late charge of three (3%) percent of the delinquent installment, subject to the maximum amount of such charge permissible under any controlling or applicable law, order, rule or regulation.

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         5. It is expressly agreed that (I) if Maker is in default in the payment of any of the aforesaid installments, whether principal, interest or otherwise, for more than ten (10) days after written notice; or (ii) if Maker or any guarantor hereof files any petition in bankruptcy or such a petition is filed against the Maker or any guarantor hereof which is not discharged within thirty (30) days; or (iii) if application is filed for appointment of a receiver of the assets of Maker or any guarantor hereof; of (iv) Maker or any guarantor hereof makes a general assignment for the benefit of creditors; or (v) if Maker or any guarantor hereof becomes insolvent, or (vi) upon the occurrence of any default or event by which, under the Mortgage, the entire unpaid balance of principal and accrued and unpaid interest thereon shall, at the option of Colonial Commercial Corp., its successors and assigns, immediately become due and payable; or (vii) upon the occurrence of any default or event by which, under any one or more of other Loan Documents, the entire unpaid balance of principal and accrued and unpaid interest thereon shall, at the option of Mortgagee, immediately become due and payable, then upon any one or more of such events, the entire unpaid balance of principal hereof together with accrued and unpaid interest thereon shall, at the option of Noteholder, immediately become due and payable in one lump sum.

         6. No delay or omission on the part of Noteholder in exercising any right or remedy under this Note or the Mortgage or any other instrument which may secure this Note shall operate as a waiver of such right or remedy or of any other right or remedy of Noteholder, nor shall any waiver by Noteholder of any such right or remedy on any one occasion b4e deemed a bar to, or waiver of, the same right or remedy on any future occasion.

         7. After default, if this Note is placed in the hands of an attorney for collection or enforcement for any reason, or if this Note is collected by legal proceedings or through the bankruptcy courts, under state insolvency proceedings or any other legal proceedings, including any appeals, then all costs, expenses and reasonable attorneys' fees, whether suit be brought or not, shall be added hereto and shall be collectible as the principal sum hereof.

         8. Maker hereby waives demand for payment, notice of non-payment, presentment, notice of dishonor, protest, notice of protest, or any other notice.

         9. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note; but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.


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         10. It is not intended hereby that the late charge and interest be construed as interest at a rate in excess of the maximum legal rate of interest permitted to be charged Maker under the laws of the State of New York; if, nevertheless, a late charge and interest in excess of such maximum legal rate shall be charged or paid hereunder, then the rate imposed hereunder shall be reduced to such maximum legal rate, and if from the circumstance, Noteholder shall ever receive as late charge or interest an amount which would exceed the highest lawful rate, such amount which would be deemed excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of any late charge or interest or at the Noteholder's sole option, such amount shall be returned to Maker.

         11. As a material inducement to Noteholder to accept this Note, Maker hereby certifies, warrants and represents that there are no defenses, deductions, offsets, setoffs or counterclaims whatsoever to this Note.

         12. This Note may not be changed or terminated orally, nor may any of its provisions be waived, except by an agreement in writing signed by the party against whom enforcement of such change, waiver or termination is sought.

         13. This Note is secured by that certain Mortgage of even date made by Maker, as Mortgagor, to Noteholder, as Mortgagee ("Mortgage"),. Covering, among other things, Maker's fifty (50%) percent undivided interest as a tenant-in-common in and to that certain commercial real property located at 2411-2419 Hempstead Turnpike, East Meadow, County of Nassau and State of New York ("Premises") as more particularly described in the Mortgage. All of the terms, covenants, conditions and agreements contained in the Mortgage are hereby made a part of this Note as if set forth herein.

         14. In addition, this Note is further secured by the following documents of even date: (I) Judgment by Confession; (ii) Stipulation imposing Charging Orders; (iii) Guaranty of Note and Mortgage; (iv) Assignment regarding miscellaneous amounts owed to Maker and others; (v) Assignment Regarding Partition Action; (vi) Deed in Lieu Agreement (and Deed) regarding Maker's interest in the Premises; and (vii) Estoppel Certificate The foregoing documents and instruments (together with the Mortgage and Stipulation of Settlement are herein referred to collectively as the "Loan Documents". Any default under any one or more of the Loan Documents, including the Mortgage, shall also constitute a default under this Note.

         15. This Note shall be construed, interpreted, and enforced according to, and governed by, the laws of the State of New York.

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         16. Any notice to the Maker shall be given by mailing such notice, certified mail, return receipt requested, addressed to Maker at c/o Breslin Realty Development Corp. 500 Old Country Road, Garden City, New York 11530, or to such other address as the Maker may designate by written notice to Noteholder. Any notice to Noteholder shall be given by mailing such notice by certified mail, return receipt requested, to Noteholder at 3601 Hempstead Turnpike, Levittown, New York 11756-1315, or to such other address as Noteholder may designate by written notice to the Maker.

         17. The Maker hereby waives trial by jury in any action or proceeding in connection with any matter in any way, directly or indirectly, arising from, or relating to, or connected with this Note, the Mortgage or any other Loan Documents.

         18. TIME SHALL BE OF THE ESSENCE for the performance by Maker of all obligations hereunder including the timely payment of all amounts payable hereunder.

         19. The monies due hereunder shall be due and fully payable by the Maker without any right whatsoever of setoff, deduction, offset, defense or counterclaim.

         20. This Note shall be binding upon the Maker his heirs, legal representatives, successors and assigns.


         21. As a further material inducement for Noteholder to accept this Note, Maker hereby certifies, warrantsand represents that: (i) he is a sophisticated businessman with extensive experience in commercial transactions;
(ii) he is represented in connection with the negotiation, execution and delivery of this Note and other Loan Documents by competent counsel, namely, Shaw, Licitra, Esernio & Schwartz, P.C.; (iii) he has thoroughly read and is fully familiar with all the terms, covenants and conditions of this Note, the Mortgage and all the other Loan Documents which he fully understands and to which he is in complete agreement; (iv) he is under no compulsion, and is fully competent, to execute and deliver this Note, the Mortgage and the other Loan Documents, all of which have been executed and delivered by him as his own free and voluntary act; and (v) he has full right, power and authority to execute and deliver this Note.

         IN WITNESS WHEREOF, the Maker has duly executed and delivered this Note on the date and year first herein above written.

                                           /s/ Wilbur F. Breslin
                                           Wilbur F. Breslin




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STATE OF NEW YORK)
                    ss:
COUNTY OF NASSAU  )

         On the 8th day of December, 1997, before me personally appeared WILBUR
F. BRESLIN, to me know and known to me to be the individual described in and who executed the foregoing instrument, and acknowledged to me that he executed the same.

                                          _/s/______________________
                                           Notary Public